PRICING SUPPLEMENT NO. 77                                         Rule 424(b)(3)
DATED:  March 13, 2000                                        File No. 333-83049
(To Prospectus dated August 9, 1999
and Prospectus Supplement dated August 9, 1999)

                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $15,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 3/16/2000  Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 3/15/2002        CUSIP#: 073928NW9

Option to Extend Maturity:      No    [x]
                                Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]   Federal Funds Rate                 Interest Reset Date(s):  *

[ ]   Treasury Rate                      Interest Reset Period:  Quarterly

[ ]   LIBOR Reuters                      Interest Payment Date(s):  **

[x]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate: 6.32%             Interest Payment Period:  Quarterly

Index Maturity:  Three Months

Spread (plus or minus):  +0.16%

*    On 6/15/00, 9/15/00, 12/15/00, 3/15/01, 6/15/01, 9/15/01 and 12/15/01.

**   On 6/15/00, 9/15/00, 12/15/00, 3/15/01, 6/15/01, 9/15/01, 12/15/01 and
     3/15/02.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.